UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2020

VPC Impact Acquisition Holdings

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victory Park Capital Advisors, LLC

150 North Riverside Plaza, Suite 5200

Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1-312-701-1777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	VIHAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 par value	VIH	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	VIHAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On September 25, 2020, VPC Impact Acquisition Holdings (the “Company”) consummated its initial public offering (“IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company has granted the underwriters for the IPO (the “Underwriters”) a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any.

On September 25, 2020, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 6,000,000 warrants (the “Private Placement Warrants”) to VPC Impact Acquisition Holdings Sponsor, LLC (the” Sponsor”), generating gross proceeds to the Company of $6,000,000. The Sponsor has committed to purchase up to an additional 600,000 Private Placement Warrants if the underwriters exercise their over-allotment option in full.

A total of $200,000,000, comprised of $196,000,000 of the proceeds from the IPO (which amount includes $7,000,000 of the underwriters’ deferred discount) and $4,000,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of September 25, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Over-Allotment Closing

As previously reported on a Current Report on Form 8-K of VPC Impact Acquisition Holdings (the “Company”), on September 25, 2020, the Company consummated its initial public offering (“IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The underwriters of the IPO (the “Underwriters”) were granted a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any. On October 1, 2020, the Underwriters exercised the over-allotment option in part and purchased an additional 737,202 Units (the “Over-Allotment Units”), generating gross proceeds of $7,372,020.

As previously reported on a Current Report on Form 8-K of the Company, on September 25, 2020, simultaneously with the closing of the IPO, the Company completed the private sale of 6,000,000 warrants (the “Private Placement Warrants”) to VPC Impact Acquisition Holdings Sponsor, LLC (the “Sponsor”) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $6,000,000. On October 1, 2020, simultaneously with the sale of the Over-Allotment Units, the Company consummated a private sale of an additional 147,440 Private Placement Warrants to the Sponsor, generating gross proceeds of $147,440.

A total of $207,372,020 of the net proceeds from the sale of the Units, the Over-Allotment Units and the Private Placement Units was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee, established for the benefit of the Company’s public shareholders. The proceeds from the sale of the Over-Allotment Units and the sale of the Private Placement Warrants on October 1, 2020, has been disclosed in the subsequent events notes to the audited balance sheet included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet as of September 25, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VPC IMPACT ACQUISITION HOLDINGS

By:	/s/ John Martin
	Name:	John Martin
	Title:	Chief Executive Officer and Chairman

Dated: October 1, 2020

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